EXHIBIT 5



                                October 29, 1999




Ugly Duckling Corporation
2525 E. Camelback Road, Suite 500
Phoenix, AZ  85016

         Re:      Registration Statement on Form S-3

Gentlemen:

         In connection with the Registration Statement on Form S-3, including amendments and exhibits thereto (the "Registration Statement"), for the proposed offer and sale of up to 446,872 shares of Common Stock (the "Shares") of Ugly Duckling Corporation, a Delaware corporation (the "Company") by Fresh Start Credit Corp., a Virginia corporation ("Selling Shareholder"), it is our opinion that the Shares are validly issued, fully paid, and nonassessable.

         In rendering this opinion, we have examined the Certificate of Incorporation, as amended, and the By-Laws, as amended, of the Company, the Agreement of Purchase and Sale of Assets between the Company, Ugly Duckling Car Sales, Inc., an Arizona corporation, the Selling Shareholder, Virginia Auto Mart, a Virginia corporation, and Virginia Auto Mart II, a Virginia corporation (the "Agreement"), the proceedings of the Board of Directors of the Company authorizing the Agreement, and such other documents and records of the Company as we have deemed necessary. In addition, we have assumed the following:

         (i) the genuiness of all signatures and the authenticity of documents submitted to us as originals, and the conformity to originals of all documents submitted as copies;

         (ii) the accuracy, completeness, and genuiness of all representations and certifications, with respect to factual matters, made to us by officers of the Company and public officials; and

         (iii) the accuracy and completeness of Company records.

         The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied by changed.

         This opinion is intended solely for use of the Company in connection with the registration of the Shares. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person without the prior written consent of this firm; provided, however, consent is hereby given to the use of this opinion as part of the Registration Statement and to the use of our name wherever it appears in said Registration Statement.

                                Very truly yours,

                               /S/ Snell & Wilmer L.L.P.
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